Exhibit 99.5

NewMarket Corporation

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER REGARDING

OFFER TO EXCHANGE

$350,000,000 of 4.100% Senior Notes due 2022

That Have Not Been Registered Under the Securities Act of 1933

for

4.100% Senior Notes due 2022

That Have Been Registered Under the Securities Act of 1933

Fully and unconditionally guaranteed on a senior unsecured basis by certain of NewMarket Corporation’s domestic subsidiaries

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2013 (the “Prospectus”) of NewMarket Corporation, the related letter of transmittal (the “Letter of Transmittal”) and the instructions to the Letter of Transmittal, that together constitute NewMarket Corporation’s offer to exchange (the “Exchange Offer”) $350,000,000 aggregate principal amount of unregistered 4.100% Senior Notes due 2022 (the “initial notes”) issued on December 20, 2012 that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) for 4.100% Senior Notes due 2022 that have been registered under the Securities Act (the “exchange notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the initial notes held by you for the account of the undersigned.

The aggregate face amount of the initial notes held by you for the account of the undersigned is (fill in amount):

$        of 4.100% Senior Notes due 2022.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following initial notes held by you for the account of the undersigned (insert principal amount of initial notes to be tendered (if any)):

$        of 4.100% Senior Notes due 2022.

☐	NOT to TENDER any initial notes held by you for the account of the undersigned.

If the undersigned instructs you to tender initial notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the undersigned is acquiring the exchange notes pursuant to this Exchange Offer in the ordinary course of business;

•	the undersigned has no arrangements or understanding with any person to participate in the distribution of the initial notes or the exchange notes within the meaning of the Securities Act;

•

the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of NewMarket Corporation, or if the undersigned is an affiliate of NewMarket Corporation, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if the undersigned is a broker-dealer, the undersigned is receiving the exchange notes for the undersigned’s own account in exchange for the initial notes that the undersigned acquired as a result of market-making activities or other trading activities, and the undersigned acknowledges that the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes.

By acknowledging that the undersigned will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned will not be deemed to admit that the undersigned is an “underwriter” within the meaning of the Securities Act.

SIGN HERE
Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: